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                                                                  EXHIBIT 23.4

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in Heritage Media Corporation's Form 8-K, as amended, filed with the Securities and Exchange Commission, relating to the acquisition of DIMAC Corporation, and the incorporation by reference into Heritage Media Corporation's Registration Statements on Form S-8 (File Nos. 33-29425, 33-32200 and 33-57251), of our report dated May 31, 1994, on the financial statements of The Direct Marketing Group, Inc. at December 31, 1992 and 1993, and for the years then ended.

                                         /s/  Leslie Sufrin and Company, P.C.
                                         -------------------------------------
                                             Leslie Sufrin and Company, P.C.


New York, New York
January 2, 1996